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Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

        We consent to the inclusion in this Registration Statement of Proteon Therapeutics, Inc. on Amendment No. 2 to Form S-4 of our report dated November 6, 2019, except as to Notes 4 and 7 as to which the date is December 4, 2019, which includes an explanatory paragraph as to the Company's ability to continue as a going concern with respect to our audits of the consolidated financial statements of ArTara Therapeutics, Inc. as of December 31, 2018 and 2017 and for the year ended December 31, 2018 and the period from June 2, 2017 (inception) through December 31, 2017, which report appears in the Proxy Statement/Prospectus/Information Statement, which is part of this Registration Statement. We also consent to the reference to our firm under the heading "Experts" in such Proxy Statement/Prospectus/Information Statement.

/s/ Marcum LLP

Marcum LLP
New York, New York
December 16, 2019

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  Exhibit 23.2
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT